Exhibit 10.5

Technical Services Contract

Party A:  PetroChina Liaohe Oil Field Company

Handling Unit:  Huanxiling Oil Recovery Plant

Party B:  Tianjin New Highland Science Development Co., Ltd.

Place of Execution: Panjin City, Liaoning Province

Date of Execution: January 1, 2007

Term of Performance: January 1, 2007 to December 31, 2010

THIS AGREEMENT is entered into by and between:

Party A  :  Huanxiling Oil Recovery Plant of PetroChina Liaohe Oil Field Company

Responsible Person: Liu Weishen

Party B:  Tianjin New Highland Science Development Co., Ltd. (“Party B”), a limited liability company organized under the laws of the People’s Republic of China.

Legal Representative (Responsible Person): Liu Fengkai

Pursuant to the Contract Law of the People’s Republic of China and relevant laws, and based on the principles of fairness, equality, reciprocal advantage and benefit, respective ownership of responsibility, and common development, Party A and Party B hereby enter into the following by mutual consultation and agreement with regard to the technological services matters in respect of Block 2-14-16 of Huanxiling Oil Field.

Article 1                                                 Conditions Precedent to Cooperation

1.1           Party B shall within the term specified herein implement nano MD filming oil displacement (“MD Filming Oil Displacement”) in respect of 120 oil or water wells (110 oil wells; 10 water wells) on Block 2-14-16 of Huanxiling Oil Field.

1.2           Party B shall apply MD Filming Oil Displacement and its related technologies and shall develop feasible implementation plans, which shall be implemented upon approval by Party A.

Article 2                                                 Modality of Operation

2.1           Party B shall be responsible for the technology plans, the development of MD Filming Oil Displacement measures and the onsite implementation.

2.2           Crude oil gauging shall be effected by using the existing separator gauging method of Party A, shall be handled by Party A under the monitoring of Party B and shall be subject to acceptance by both parties.

2.3           Oil well sampling, water content testing and production reporting shall continue to be dealt with in accordance with the existing operating procedures of Party A, shall be handled by Party A under the monitoring of Party B and shall be subject to acceptance by both parties.

Article 3                                                 Implementation Requirements

3.1           The MD Filming Oil Displacement design plan to be implemented by Party B in respect of the blocks specified herein shall be subject to approval and consent of Party A before its implementation.

3.2           During the course of Party B’s onsite implementation, Party A shall take charge of the safety and environmental protection matters of the blocks specified herein as well as relevant relationship coordination work with local authorities, provided that Party B shall abide by all rules and procedures of Party A and strengthen its responsibilities for the safety and environmental protection of such blocks.

3.3           During the course of the implementation, Party B shall comply with specific requirements of Party A regarding fire prevention, safety, environmental protection, etc.

Article 4                                                 Cooperation Parameters

4.1           From January 1, 2007 to December 31, 2010 the annual crude oil production target for the 130 oil and water wells (110 oil wells and 10 water wells) on Block 2-14-16 of Huanxiling Oil Field shall be 180,000 tons.

Article 5                                                 Working Conditions and Cooperation Matters

5.1           Party A shall provide Party B with relevant geological materials of Block 2-14-16 of Huanxiling Oil Field hereunder (including both dynamic and static materials), and Party B shall custody such materials with care.

5.2           Party B shall be responsible for organizing the onsite implementation of the MD Filming Oil Displacement and purchasing the equipment required for MD Filming Oil Displacement, the equipment required for the reparation and restoration for use of certain decommissioned wells and like assets.

5.3           During the term of this Agreement, if Party B desires to terminate this Agreement earlier as a result of losses, it shall provide a one month’s notice to Party A and shall complete relevant hand-over procedures.

5.4           During the term of this Agreement, all new technological results realized by Party B y utilizing the technical materials and working conditions of Party A shall belong to Party B. All new technological results realized by Party A by utilizing the work results of Party B shall belong to Party A.

5.5           During the term of this Agreement, if prodocution has been ceased due to reasons not attributable to Party B, the oil production target will be reduced accordingly.

Article 6                                                 Term, Place and Modality of Performance of the Agreement

6.1           The term of this Contract shall begin as from January 1, 2007 and end as of December 31, 2010.

6.2           The place of performance shall be Block 2-14-16 of Huanxiling Oil Field of PetroChina Liaohe Oil Field Company.

Article 7                                                 Remuneration and Taxes

7.1           During the implementation of the project hereunder Party B shall receive a remuneration to be calculated at RMB 680 per ton of oil, and the final settlement under the Agreement shall be effected on the basis of the actually achieved crude oil production.

Article 8                                                 Modality and Time of Settlement

8.1           Remuneration Payment : At the end of each month, upon verification of the oil production volume by Party A and completion of the existing settlement procedures of Party A, the remuneration shall be settled through a bank on the basis of the actual oil production volume.

Article 9                                                 Breach of Contract Liabilities and Damages

9.1           Party B shall assume all losses of Party A arising from the oil field development materials and relevant data thereof provided by Party A being disclosed as a result of Party B’s failure to maintain the confidentiality of, and carefully custody and utilize, the same.

9.3           If, in violation of the provisions hereof, Party A fails to settle the relevant remuneration within one month and thereby affects the production of Party B, Party A shall timely pay up such remuneration within the following month, failing which, it shall assume breach of contract liabilities by paying in respect of such remuneration an interest equal to that applicable to bank deposits of an equal term.

Article 10                                           Change and Termination of Agreement

10.1         Any change to this Agreement shall obtain mutual agreement of the parties and will not become effective unless effected in writing.

10.2         This Agreement shall be terminated if:

10.2.1      the term of this Agreement expires;

10.2.2      the two parties mutually agree to terminate this Agreement during the term hereof;

10.2.3      any party hereto has lost the ability to perform this Agreement due to any force majeure event set out herein.

Article 11                                           Force Majeure

11.1         Upon occurrence of a force majeure event, the parties shall immediately decide through friendly consultations on how to perform this Agreement. Upon cessation or removal of the force majeure event or its effects, Party A and Party B shall immediately resume the performance of their obligations hereunder.

11.4         For the purpose of this Agreement, the term “force majeure” means statutory force majeure events, including earthquake, typhoon, floods and other acts of God; and extraordinary social events, such as strikes or war.

Article 12                                           Miscellaneous

12.1         Any amendment to this Agreement may only be effected by a written agreement executed by the authorized representatives of both parties.

12.2         If the parties reach any understanding on any other technological service in respect of the same block, the parties may separately enter into an agreement, which shall not affect the performance of this Agreement.

Article 13                                           Applicable Law and Dispute Resolution

13.1         Any dispute arising out of or in connection with this Agreement shall be resolved by Party A and Party B through consultations, failing which, either Party A or Party B may submit the dispute to Panjin City Arbitration Commission for arbitration.

Party A

PetroChina Liaohe Oil Field Company Huanxiling Oil Recovery Plant (Seal)

/s/ Liu Weishen

(Name of Person-in-Charge)

Name: Liu Weishen

Party B

Tianjin New Highland Science Development Co., Ltd. (Seal)

/s/ Liu Fengkai

(Name of Legal Representative)

Name: Liu Fengkai

Date of Execution: January 1, 2007